SNODGRASS
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Nittany Financial Corp. on Form S-8 of our report dated January 9, 2004 appearing in the Annual Report on Form 10-KSB of Nittany Financial Corp. for the year ended December 31, 2003.



/s/  S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 29, 2004